[Maxus Properties Letterhead]


Via Fax 612-359-5858
and Regular Mail


May 3, 2000

Mr. Bradley J. Schafer
SCHAFERICHARDSON, Inc.
530 Ford Centre
420 North Fifth Street
Minneapolis, MN  55401

RE:  Cobblestone Court Sale Agreement

Dear Brad:

The purpose of this letter is to set forth a second amendment to the Cobblestone Court Shopping Center Sale Agreement dated January 28, 2000 (the "Agreement"), between Nooney Real Property Investors - Four, L.P. (now known as Maxus Real Property Investors Four, L.P. - "Seller") and Farrington Properties, Inc. ("Buyer").

Buyer and Seller agree as follows:

         1. The initial closing date set forth in Paragraph 8 of the Agreement was March 28, 2000. By letter agreement dated March 29, 2000, the closing date for the transaction was extended to May 15, 2000, and the transaction has not closed.

         2. The closing date will be extended from May 15, 2000 to May 22, 2000. Seller agrees to pay an extension fee of $8,750 ($1,250 per day) at closing for the extended closing date. Buyer acknowledges that the closing date will not be extended past May 22, 2000.

All other terms and conditions of the Agreement remain in full force and affect.





                    1100 Main, Suite 2100 Kansas City, 64105
       806-421-4670 P.O. Box 26730 Kansas City, MO 64198 FAX 816-221-1829

May 3, 2000
Bradley J. Schafer
Page 2


If the terms and conditions of this amendment are acceptable, acknowledge as such by signing below and returning to me.

Sincerely,


/s/ Daniel W. Pishny
Daniel W. Pishny
President


AGREED BY

Maxus Real Property Investors-Four, L.P.     Farrington Properties, Inc.



/s/ Daniel W. Pishny                         /s/ Bradley J. Schafer
Daniel W. Pishny                             Bradley J. Schafer
President of Maxus Capital Corp,             SCHAFERICHARDSON, INC.
General Partner                              Managing Agent for Farrington
                                             Properties, Inc.